Exhibit 6.23


                              CONSULTING AGREEMENT

AGREEMENT dated as of March 5, 2003 by and between Biofield Corp., a Delaware corporation, trading as Biofield Corp. (OTC BB: BZET) with offices located at 1025 Nine North Drive Ste. M, Alpharetta, GA. 30004 (the "Company") and Randall Letcavage and Rosemary Nguyen, individuals, with offices located at 2603 Main Street, Suite 1150, Irvine, CA 92614 (the "Consultants").

                                   WITNESSETH

         WHEREAS, the Consultants are engaged in the business of providing business and financial consulting services, with particular expertise in advising businesses in areas of business development, strategic alliances and general business matters; and

         WHEREAS, the Company desires to engage Consultants to render consulting services to the Company; and

         WHEREAS, the Company and the Consultants desire to set forth the terms and conditions of this Agreement with respect to the Company's engagement of Consultants.

         NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

         IT IS AGREED:

         1. Recitals Adopted. The parties hereto adopt as part of this Agreement each of the recitals contained above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself.

         2.       Engagement.

                  A. Upon the terms and conditions which are hereinafter set forth, the Company hereby retains the Consultants as a business and financial consultant to render advice, consultation, information and services to the Company and its officers and directors regarding general financial and business matters (the "Consulting Services") including, but not limited to, the following:

                           i.       Marketing strategy, strategies for
                                    increasing market share;
                           ii.      Product promotion;
                           iii.     Business development and business
                                    advertising;
                           iv.      Strategic alliances;
                           v. Fiscal controls, strategies for achieving operational efficiency, improving cash flow, and asset based debt financing;
                           vi.      Banking methods and systems; and
                           vii. Such other matters as Company shall from time to time request.

                  B. The Consultants shall not be required to devote any minimum number of weeks, days, or hours to the affairs of the Company during the term of this Agreement; provided, however that the Consultants devote such time, attention and energies to the business of the Company, as the Company reasonably determines.

         3.       Term.

                  A. The term of this Agreement shall commence as of March 5, 2003 and shall continue for a period of twelve (12) months until March 5, 2004 (the "Term"). The Company shall have the right to terminate the Consultants for Cause as defined in Article "10" of this Agreement.

                  B. This Agreement may be extended upon agreement by the mutual agreement of the parties, unless or until the Agreement is previously terminated.

         4.       Compensation.

                  A. As compensation for its services pursuant to this Agreement, the Consultants shall receive an engagement fee of one hundred twenty-five thousand ($125,000) dollars worth [calculated at the average opening price during the preceding 30 days in the OTC market, as reported in the electronic edition of The New York Times] of free trading shares of common stock of the Company payable as follows:

                           i. Due on the date hereof, the Certificates shall be issued to the Consultants in the following manner:

                                    Randall Letcavage will receive sixty-two thousand five hundred ($62,500) dollars worth of shares of Company's common stock which shall be unrestricted after registration thereof.

                                    Rosemary Nguyen will receive sixty-two
                                    thousand five hundred ($62,500) dollars
                                    worth of shares of Company's common stock which shall be unrestricted after registration thereof.

                                    Securities shall be issued to Consultant in accordance with a mutually acceptable plan of issuance as to relieve securities or Consultant from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions

                  B. The Company covenants and agrees to file a Registration Statement under an S-8 registration covering the shares of Common Stock that are issued pursuant to this Agreement and shall use its best reasonable efforts to register such shares thereunder. At the Consultants' option, the preparation of such Registration Statement may be undertaken by counsel to the Consultants who shall be paid a fee for its services by the Company, not to exceed five thousand ($5,000) dollars, promptly after the Company receives at least two million ($2,000,000) in additional financing; and if such option is not exercised, the preparation of such Registration Statement will be undertaken by the Company's counsel promptly after receipt of such financing. All expenses in connection with filing any registration statement under this Article "4" (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by the Company.

         5. Costs and Expenses. The Consultants shall be responsible for all expenses that the Consultants may incur in performing the Consulting Services pursuant to this Agreement including, but not limited to, travel expenses, third party expenses, copy and mailing expenses unless otherwise pre-approved in writing by Company.

         6. Due Diligence. The Company shall supply and deliver to the Consultants all information relating to the Company's business as may be reasonably requested by the Consultants to enable the Consultants to make an assessment of the Company and its business prospects and provide the Consulting Services.

         7. Best Efforts Basis. The Consultants agree that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of, and from, the Consultants pursuant to the terms of this Agreement. The Consultants does not guarantee that its efforts will have any impact upon the Company's business or that there will be any specific result or improvement from the Consultants' efforts.

         8.       Company's Right to Approve Transactions.

                  A. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by the Consultants that involves the Company as a party to any agreement. The Consultants and the Company mutually agree that the Consultants are not authorized to enter into agreements on behalf of the Company. It is mutually understood and agreed that the Company is not obligated to accept any recommendations or close any transactions submitted by the Consultants.

                  B. The Consultants agree to provide the Company for approval, in its sole and absolute discretion, a reasonable time in advance, any documents which are intended to be utilized by the Consultants with respect to its services pursuant to this Agreement, or otherwise. Company will carefully and thoroughly review all such material including without limitation material provided by Company to Consultants and intended to be used by Consultants, as to the accuracy of the contents thereof and will promptly notify Consultants in writing of any inaccuracies or changes to be made with respect thereto.

         9. Non-Exclusive Services. The Company acknowledges that the Consultants are currently providing services of the same or similar nature to other parties and the Company agrees that the Consultants are not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. The Consultants understands and agree that the

Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by the Consultants. The Consultants will take reasonable steps to determine and to advise the Company of its position with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement, but Consultants shall not be obligated to conduct an exhaustive review of its activities or those of its clients to determine whether or not such a conflict exists.

         10. Cause. For purposes of this Agreement, the term "Cause" shall be limited to: (i) willful malfeasance or gross negligence; (ii) the Consultants' fraud, misappropriation or embezzlement; (iii) the Consultants' failure to perform such duties which are reasonably assigned by the Board of Directors of the Company, provided such duties are customary and appropriate for its consulting obligations to the Company; or (iv) the Consultants' default, violation of, or failure to perform any provision of this Agreement; provided however that any termination shall be subject to receipt of written notice to the Consultants from the Company specifying the failure or default and the Consultants failing to cure such default within ten (10) days after receipt of such notice. Such termination of the Consultants shall not constitute a breach of this Agreement by the Company and the Company's sole obligation to the Consultants shall be to pay the Consultants the amount of any compensation then due to the Consultants through the date of termination including, but not limited to, any Common Stock due pursuant to Article "4" of this Agreement.

         11. Representations,Warrants and Covenants of the Consultants. The Consultants represents, warrants and covenants to the Company as follows:

                  A. The Consultants has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein.

                  B. The business and operations of the Consultants have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Consultants or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Consultants or cause an acceleration under any arrangement, agreement or other instrument to which the Consultants are parties or by which any of its assets are bound. The Consultants has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

                  C.       The execution, delivery and performance of this
Agreement: (i) does not violate any agreement or undertaking to which the Consultants are parties or by which the Consultants may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Consultants other than the restrictions and obligations imposed by this Agreement.

                  D. The execution and delivery by the Consultants of this Agreement and the performance by the Consultants of its obligations hereunder and thereunder will not violate any provision of law, any order of any court or other agency of government, and will not result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any provision of any agreement or other instrument to which the Consultants, or any of its properties or assets, is bound.

                  E. The Consultants has not entered into and are not subject to any agreement, including, but not limited, to any employment, noncompete, confidentiality or work product agreement which would (i) prohibit the execution of this Agreement, (ii) prohibit its engagement as a Consultants by the Company, or (iii) affect any of the provisions of, or its obligations pursuant to this Agreement.

                  F. If, during the Term, any event occurs or any event known to the Consultants relating to or affecting the Consultant shall occur as a result of which (i) any provision of this Article "11" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "11" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Consultants will immediately notify the Company pursuant to Paragraph "C" of Article "20" of this Agreement.

                  G. The receipt of the Common Stock by the Consultants are for the Consultants' own account, is for investment purposes only, and is not view to, nor for offer or sale in connection with, the distribution of the Common Stock. The Consultants are not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

                  H. The Consultants have no present intention of creating a market or participating or assisting in the creation of a market or in the promotion of a market for any securities of the Company.

                  I. The Consultants have no present intention of selling, or otherwise disposing of the Common Stock.

                  J. The Consultants are aware that no federal or state governmental authority has made any finding or determination as to the fairness of an investment in the Common Stock, or any recommendation or endorsement with respect thereto.

                  K. The Consultants are able to bear the economic risk of the investment in the Common Stock for an indefinite period of time, including the risk of total loss of such investment and Consultants recognize that an investment in the Common Stock involves a high degree of risk. Consultants understand that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state and, therefore, cannot be sold unless they subsequently are registered under the Securities Act and any applicable state securities laws or exemptions from registration thereunder are available. The Consultants further understand that only the Company can take action to register the Common Stock.

                  L. The Consultants are "accredited investors" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  M. The Consultants have such knowledge and experience in financial, investing and business matters as to be capable of evaluating the risks and merits of an investment in the Common Stock and protecting the Consultants' interests in connection with an investment in the Common Stock.

                  N. The Consultants were not contacted by the Company or its representatives for the purpose of investing in any securities of the Company issued hereby through any advertisement, article, mass mailing, cold call, notice or any other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general advertising.

                  O. The Consultants has had access to and an opportunity to inspect all relevant information relating to the Company sufficient to enable the Consultants to evaluate the merits and risks of itheri receipt of the Common Stock hereunder. The Consultants also have had the opportunity to ask questions of officers of the Company and have received satisfactory answers respecting, and have obtained such additional information as the Consultants have desired regarding, the business, financial condition and affairs of the Company.

                  P. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Company knew or had reason to know that any representation, warranty or covenant in this Agreement or furnished or to be furnished to the Company contained untrue statements.

                  Q. No representation or warranty of the Consultants which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

                  R. All representations, warranties and covenants made in or in connection with this Agreement shall continue in full force and effect during and after the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Consultants and inure to the Consultants, and their respective successors and assigns.

         12. Representations, Warrants and Covenants of the Company. The Company represents, warrants and covenants to the Consultants as follows:

                  A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to the transactions which are contemplated herein.

                  B. The Company has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Company and its delivery to the Consultants, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Company's Board of Directors and no further authorization shall be necessary on the part of the Company for the performance and consummation by the Company of the transactions which are contemplated by this Agreement.

                  C. The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Company or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Company or cause an acceleration under any arrangement, agreement or other instrument to which the Company is a party or by which any of its assets are bound. The Company has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

                  D.       The execution, delivery and performance of this
Agreement: (i) does not violate any agreement or undertaking to which the Company is a party or by which the Company may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Company other than the restrictions and obligations imposed by this Agreement.

                  E. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Consultants knew or had reason to know that any representation, warranty or covenant of the Company in this Agreement or furnished or to be furnished to the Consultants contained untrue statements.

                  F. No representation or warranty of the Company which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

                  G. All representations, warranties and covenants made in or in connection with this Agreement shall continue in full force and effect during and after the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Company and inure to the Consultants, its successors and assigns.

         13.      Nondisclosure of Confidential Information.

                  A. As used in this Agreement, "Confidential Information" means information which is presented to the Consultants by the Company or developed, conceived or created by the Company, or disclosed to the Consultants or known by or conceived or created by the Consultants during the Term, with respect to the Company, its business or any of its products, processes, and other services relating thereto relating to the past, present or future business of the Company or any plans therefore, or relating to the past, present or future business of a third party or plans therefore which are disclosed to the Consultants. Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price lists; cost information; product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of clients and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of the Company that the Company informs the Consultants or the Consultants should know, by virtue of their position or the circumstances in which the Consultants learned such other information, is to be kept confidential including, but not limited to, any information acquired by the Consultants from any sources prior to the commencement of the Consultants becoming consultants to the Company. Confidential Information also includes similar information obtained by the Company in confidence from its vendors, licensors, licensees, customers and/or clients. Confidential Information may or may not be labeled as confidential.

                  B. Except as required in the performance of the Consultants' duties as consultants, the Consultants will not, during or after the Term, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity. The Consultants shall take all reasonable measures and efforts to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction. The use of such measures and efforts shall not constitute a defense if any of the Confidential Information is not kept confidential in accordance with the terms of this Agreement. The foregoing prohibition shall not apply to any Confidential Information which: (i) was generally available to the public prior to such disclosure; (ii) becomes publicly available through no act or omission of the Consultants (iii) are disclosed as reasonably required in a proceeding to enforce the Consultants' rights under this Agreement or (iv) is disclosed as required by court order or applicable law.

                  C. Upon termination of the Consultants for any reason, or at any time upon request of the Company, the Consultants agree to deliver to the Company all materials of any nature which are in the Consultant's possession or control and which are or contain Confidential Information, Work Product or Work Products (hereinafter defined), or which are otherwise the property of the Company or any vendor, licensor, licensee, customer or client of the Company, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.

                  D. All copyrights, logos and other advertising materials, conceived by the Consultants specifically in connection with the consulting services rendered by Consultants for Company under this Agreement (alone or with others) during the Term ("Work Product") shall be the exclusive property of and assigned to the Company or as the Company may direct without compensation to the Consultants other than the compensation provided for herein. Any records with respect to the foregoing shall be the sole and exclusive property of the Company and the Consultants shall surrender possession of such records to the Company upon any suspension or termination of the Consultants. Any Work Product shall be deemed incorporated in the definition of Confidential Information for all purposes hereunder.

                  E. The Consultants will not assert any rights with respect to the Company, its business, or any of its products, processes and other services relating thereto, Work Product or any Confidential Information as having been acquired or known by the Consultants prior to the commencement of the Consultants' engagement by the Company unless such rights are asserted in good faith and verified.

         14.      Work Product

                  A. The Consultants represents and warrant to the Company that all work that the Consultants perform, for or on behalf of the Company and its clients, and all work product that the Consultants produces, including, but not limited to, software, documentation, memoranda, ideas, designs, inventions, processes, algorithms, etc. (also "Work Product") will not knowingly infringe upon or violate any patent, copyright, trade secret or other property right of any other third party. Further, the Consultants will not disclose to the Company or use in any of the Consultants' Work Product any confidential or proprietary information belonging to others, unless both the owner thereof and the Company have consented to such disclosure and usage.

                  B. The Consultants will promptly disclose to the Company all Work Products developed by the Consultants within the scope of the Consultants acting as consultants to the Company or which relate directly to, or involve the use of, any Confidential Information including, but not limited to, all software, concepts, ideas and designs, and all documentation, manuals, letters, pamphlets, drafts, memoranda and other documents, writings or tangible things of any kind.

                  C. The Consultants acknowledges and agree that all copyrightable Work Products prepared by the Consultants within the scope of the Consultants acting as consultants to the Company are "works made for hire" and, consequently, that the Company owns all copyrights thereto subject to Company fulfilling the compensation obligations to Consultants as provided in this Agreement.

                  D. The Consultants hereby assign, transfer and convey to the Company, without additional consideration, all of the Consultants' other rights, title and interest (including, but not limited to, all patent, copyright and trade secret rights) in and to all Work Products prepared by the Consultant, whether patentable or not, made or conceived, in whole or in part, by the Consultants within the scope of the Consultants acting as consultants to the Company, or that relate directly to, or involve the use of, Confidential Information, subject to Company fulfilling its compensation obligations to Consultants as provided in this Agreement.

                  E. The Consultants will, without additional compensation, execute all assignments, oaths, declarations and other documents requested by the Company to effect and further evidence the foregoing assignment, transfer and conveyance, and agree to provide all reasonable assistance to the Company (at the Company's expense) to provide all information, documentation and assistance to the Company in perfecting, enforcing, defending or protecting any or all of the Company's rights in all Work Product subject to Company fulfilling its compensation obligations to Consultants as provided in this Agreement

         15.      Indemnification by the Consultants.

                  A. The Consultants shall indemnify, protect, defend and save and hold harmless the Company from and against any loss resulting to them from:

                           (i)      All liabilities of the Consultants, whether
accrued, absolute, contingent, or otherwise existing on the date of this Agreement;

                           (ii)     Any and all losses, liabilities, costs,
damages, or expenses which Company may suffer, sustain or incur arising out of or due to a breach by the Consultants of any covenant, representation or warranty made in this Agreement or from any misrepresentation and/or omission pursuant to this Agreement; and

                           (iii)    Any and all claims or actions against the
Company, and any and all costs, expenses, losses, including but not limited to, arbitration awards, civil judgments, reasonable attorney fees and costs, and court or arbitration fees and costs, arising out of any act, or any omission of Consultants in the performance of any duties or services, regardless of whether said claim or action against the Consultants are individually dismissed, prior to, or at the arbitration hearing or court proceeding. The Company, in its sole and absolute discretion, without the prior approval of the Consultants, may settle or compromise any claim at any time. In the event the Consultants wishes to disagree with such settlement, it may do so by filing a bond/or depositing into an escrow account for the benefit of the Company the amount of general damages alleged by the plaintiff or claimant against Company. In such event, the Company shall agree not to settle the claim without the consent of the Consultants.

                           (iv)     Any and all losses, claims, damages or
liabilities to which the Company may become subject under the Securities Act of 1933, as amended, (the "Act") or otherwise insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon violations of the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and upon any untrue statement or alleged untrue statement or the alleged omission to state therein a material fact required to be stated in any statements written or and made by the Consultants in performing any of the Consulting Services pursuant to this Agreement, subject to Company's obligations as set forth in Paragraph 8 above.

                  B. The indemnification, which is set forth in this Article "15" of this Agreement shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees, and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  C. If any demand, claim, action or cause of action, suit, proceeding or investigation is brought against the Company and/or the Consultants to which the Company is entitled to indemnification by the Consultants pursuant to this Article "15" of this Agreement, the Company shall give prompt notice thereof to the Consultants in accordance with Paragraph "C" of Article "20" of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the claim of indemnification. Upon receipt of such notice, the Consultants shall use all reasonable efforts to assist in the vigorous defense of any such matter. The failure of the Company to notify the Consultants of any such demand, claim, action or cause of action, suit, proceeding or investigation shall not relieve the Consultants from any liability which he/she may have under this Article "17" of this Agreement except to the extent such failure to notify the Consultants prejudice the Consultants.

         16. Time Periods Not Limited. Any period of time set forth in this Agreement shall not be construed to permit the Consultants to engage in any of the prohibited acts set forth in this Agreement after such period if such acts would otherwise be prohibited by any applicable statute or legal precedent.

         17. Company. As used in this Agreement, "Company" shall mean Biofield Corp., its successors and assigns, and any of its present or future subsidiaries or organizations controlled by it.

         18. Assignment. The rights granted hereunder to the Consultants are personal in nature. Any purported transfer of any such rights, by operation of law or otherwise, not specifically authorized pursuant to this Agreement shall be void and shall also constitute a breach of this Agreement.

         19. Relationship. Except as provided for in this Agreement, neither party is the legal representative or agent of, or has the power to obligate the other for any purpose whatsoever; and no partnership, joint venture, agent, fiduciary, or employment relationship is intended or created by reason of this Agreement. It is the intent of the parties hereto that the Consultants shall be an independent contractor of the Company and not an employee of the Company.

         20.      Miscellaneous.

                  A. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

                  C. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

         If to the Company:            Biofield Corp.
                                       Attention: John Stephens
                                       1025 Nine North Drive Ste. M
                                       Alpharetta, GA. 30004
                                       Facsimile No.: (770) 740-9366

         If to Consultants:            Randall Letcavage
                                       2603 Main Street, Suite 1150
                                       Irvine, CA 92614
                                       Facsimile No.: (949) 260-0116

                                       Rosemary Nguyen
                                       2603 Main Street, Suite 1150
                                       Irvine, CA 92614
                                       Facsimile No.: (949) 260-0116

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and the other methods of sending notice set forth in this Paragraph "C" of this Article "20"of this Agreement are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

                  D. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California applicable thereto and the parties submit to the jurisdiction of the courts of the State of California.

                  E. Entire Agreement. The parties have not made any representations, warranties or covenants with respect to the subject matter hereof which is not set forth herein, and this Agreement constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement which alone fully and completely expresses their agreement. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an Agreement in writing, which is signed by all of the parties to this Agreement.

                  F. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to consummate, evidence, confirm or effectuate this Agreement and the intents and purposes hereof.

                  G. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

                  H. Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other breach of this Agreement.

                  I. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  J. Separate Counsel. The Consultants acknowledge having had separate counsel of its own selection acting on its behalf in connection with the negotiation, execution and consummation of this Agreement, and covenants that it alone shall be liable and responsible for and shall not look to the Company in connection with the fees and expenses of such separate counsel.

         IN WITNESS WHEREOF, the parties to this Agreement have set their hands and seals or caused these presents to be signed of the day and year first written above.

                                  "Company"
                                   -------

                                  Biofield Corp.

                                  Signature: __________________________________
                                  Print name: _________________________________
                                  Print title: ________________________________


                                  "Consultants"
                                   -----------

                                  Signature: __________________________________
                                  Print name:  Randall Letcavage
                                  Print title: Consultant

                                  Signature: __________________________________
                                  Print name:  Rosemary Nguyen
                                  Print title:  Consultant